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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-119789 of GB&T Bancshares, Inc. of our report, dated January 30, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
November 12, 2004

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Consent of Independent Registered Public Accounting Firm